Exhibit 10.3

Corporate Loan Product Description Document

/s/ SBI

KTNET Official Certification Center

Compliance Officer Reviewed Document No. 2013 - 635 [July 17, 2023]

◈ This loan product description document has been prepared to protect the rights and interests of financial consumers and improve their understanding of loan products in accordance with the Act on the Protection of Financial Consumers and related regulations, and through the bank's internal control procedures so that the main contents of the loan product can be easily understood.

◈ If you as the customer sign or leave a written record showing that you understood the contents explained herein although you did not properly understand them, it may be difficult to seek relief for your rights in relation to the contents in the future.

- You as the customer must confirm and understand the following information before applying for the product. -

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Distinctive Features in Comparison with Other Similar Products
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Corporate loans are differentiated from consumer loan products provided for the purpose of making a living in that they are products specifically aimed at loaning funds needed for business operations to corporate entities.

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Savings banks provide loans based on corporate credit and various collateral within the available loan limit, and in addition to real estate, a wide range of collateral such as movable assets and bonds can be accepted.

◦
Corporate loans are classified into working capital loans and facility fund loans depending on the purpose of the funds.
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(Working Capital Loan) A loan that supports funds required for a company's production and sales activities, etc.
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(Facility Fund Loan) A loan that supports funds required for capital expenditures such as funds needed for all facilities including acquisition, new construction, expansion, and restoration of corporate facilities, etc.

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Matters to Be Reviewed in Relation to Frequent Complaints and Consultation

Q1. How are corporate loans classified per fund use purpose?

Working Capital Loans	Facility Fund Loans
▶ Funds for purchasing business facilities (including land) such as factories, etc., rental deposits, etc. ▶ Funds for borrowings and repayments, etc.

▶ Funds for new construction, expansion, renovation and facility repairs

▶ Funds for purchasing business facilities (including land) such as factories, etc., rental deposits, etc.

▶ Funds for acquiring corporate entities (stock acquisition, asset & liability acquisition, merger of company, etc.)

▶ Funds for purchasing, installation, and self-manufacturing funds for mechanical equipment.

Q2. Is it possible to use corporate loans for purposes other than the corporate loans?

→ The use of corporate loan funds is strictly limited to purposes other than the intended purpose. If loan funds are misused, not only must the loan amount be immediately repaid in full, but also new loans in the future may be restricted.

Article I
Q3. Is it possible to exercise the right to request an interest rate reduction for all corporate loan products?

→ You as the customer can apply for a corporate credit for which the loan interest rate has been calculated by a savings bank, and loans to which the interest rate determined by a separate agreement, etc. is applied, may be excluded from the objects eligible for exercising the right to request an interest rate reduction.

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Matters in Relation to Possible Disadvantages

▶ In the event that the loan is delinquent, disadvantages such as interest payment overdue on the loan principal and registration of delinquent information may occur ◀

For further details, please refer to [6. Disadvantages in relation to the interest payment overdue on the loan principal] in this product description document.

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Contact Information for Complaints • Consultation • Dispute Resolution

→ Please contact our Internet homepage (http://www.sbisb.co.kr) or our customer center (1566 -2000).

→ If a dispute occurs, you as the customer may request help from the Financial Supervisory Service's e-Financial Consumer Service Center (http://www.fcsc.kr) or its main telephone number (☏1332 without an area code).

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Product Overview and Characteristics

Product Name	SBI Residential Loan (Business Entity)		Repayment Method	☑ Lump-sum at maturity date □ Equal repayment of loan principal □ Equal repayment of loan principal and interest
Applicable Interest rest	9.37%	Base rate (3.97) + yearly rate (5.4)%	Loan Amount	KRW 870 Million
Interest Rate Application Method	☑ Variable □ Fixed □ Mixed		Loan Period	After Loan processing, 12 Months
Early Repayment Fee	☑ Subject to fee □ Not subject to fee		Preservation of Claims	☑ Collateral □ Credit □ Other
For General Financial Consumers	□ Yes ☑ No

※ Commercial corporate entities, associations, and organizations with 5 individual members are accredited financial consumers, thereby not being subject to the obligation to provide explanation under the Act on the Protection of Financial Consumers. However, if you as the customer request to be treated as a general financial consumer, the loan product document along with the product description will be provided.

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Cost Burden such as Loan-Related Fees

When executing a loan agreement, the amount that you as the customer must separately pay besides the repayment of principal and interest (loan principal + interest) includes [fees, etc. below]. The exact amount can be determined after underwriting the loans, and please consult with the financial company representative after the underwriting review.

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Costs such as fees applied to the product you as the customer applied for are displayed in the checkbox ( ) on the left.

Early Repayment Fee: Early repayment loan amount × (2) % × (Number of days remaining on the loan ÷ Loan period)

☞ It applies up to (3) years from the date of first loan processing.

※ The early repayment fee is the amount responsible by you as the customer when the loan is repaid before the loan repayment date arrives.

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However, if you as the customer cancel an existing loan agreement and enter into a substantially identical agreement with the same bank (a new agreement to receive repayment of loan amount paid under the existing agreement), the agreement can be cancelled after 3 years, including the maintenance period of the two agreements. In this case, the early repayment fee is waived.

Stamp Duty: KRW (0)

※ Stamp duty is a tax paid upon executing a loan agreement under the Stamp Tax Act, and the tax amount is applied differently depending on the loan amount.

Loan Amount	KRW 50 Million or Less	Exceeding KRW 50 Million, But KRW 100 Million or Less	Exceeding KRW 100 Million, But KRW 1 Billion or Less	Exceeding KRW 1 Billion
Stamp Duty Amount	Tax Exempt	KRW 70,000	KRW 150,000	KRW 350,000
Responsible by the Customer	-	KRW 35,000	KRW 75,000	KRW 175,000
Responsible by the Corporation	-	KRW 35,000	KRW 75,000	KRW 175,000

Costs Responsible by the Customer

Classification	Amount Responsible by the Customer
Reduction/cancellation of existing mortgage lien set-up registration	Cost incurred per case (usually KRW 50,000 per case)
Change of address of existing mortgage lien set-up registration	1 case: KRW 30,000 2 or more cases: KRW 10,000 added per case
Confirmation letter (if there is no registration certificate)	Paralegal fee: KRW 30,000
Purchase cost of national housing bond

1% of the highest mortgage bond amount X Daily bond discount rate (based on the date of mortgage lien set-up)

* Example) If KRW 100 million is set as of July 30, 2021, KRW 43,750 will be charged.

※ Detailed amounts can be checked on the National Housing Fund website, etc.

Costs Responsible by the Savings Bank

※ However, if the loan application is canceled by you as the customer or reasons for refusal occur during the review process, you as the customer will be responsible for bearing the costs.

Classification	Amount Responsible by the Savings Bank
New mortgage lien set-up costs

Registration and license tax + local education tax + registration application paralegal fee

* Example) Based on loan amount of KRW 200 million (maximum bond amount of KRW 220 million)

Registration tax of KRW 440,000 + education tax of KRW 88,000 + registration fee of KRW 15,000 + paralegal fee of KRW 199,000 = KRW 742,000

Appraisal fee for appraisal

It varies depending on the type, address, appraised value, etc. of the real estate provided as collateral.

* Example) Approximately KRW 940,000, based on appraised value of a single-family home in Seoul of KRW 900 million (fee of KRW 884,000 + actual cost of KRW 56,000)

Browsing and on-site investigation of move-in households	It varies depending on the address of the real estate provided as collateral. * Example) KRW 15,000 for general areas, KRW 22,000 for remote areas

Collateral Trust Fee: When obtaining a real estate collateral loan using a collateral trust, the savings bank will be responsible for the costs related to collateral trust maintenance and registration transfer to the trust company.

Loan Limit Agreement Fee: Loan limit agreement amount X ( ) %

Unused Loan Limit Agreement Fee: Unused limit X ( ) % X Operating period ÷ 365 (366 days in leap years)

Other Fees (Costs): Item ( ) Amount ( ) %, KRW

▣ Expenses arising from the debtor's default of obligations must be responsible by the debtor in accordance with Article 4 of the Basic Terms and Conditions of Credit Transactions.

▣ Other costs for which the bearer is not clear are responsible 50% each by you as the customer and the savings bank.

▣ In the event of withdrawal of a loan agreement, the debtor must be responsible for paying taxes and public charges such as stamp duty and registration costs for setting up a mortgage lien borne by the savings bank in accordance with Article 46 of the Act on the Protection of Financial Consumers and related regulations. The savings bank will return the loan limit agreement fee and unused loan limit agreement fee, etc., responsible by the debtor.

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Loan Interest Rate

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The loan interest rate calculation method is largely classified into fixed interest rate, variable interest rate, and mixed interest rate methods, and the product you as the customer applied for is a product using the [variable interest rate] method.

	Fixed Interest Rate	Variable Interest Rate	Mixed Interest Rate
Operation Type
Characteristics	The interest rate determined at the time of loan execution remains the same until the loan maturity date.	The loan interest rate fluctuates according to changes in the loan base interest rate at certain intervals (3/6/12 months, etc.)	A method of combining fixed and variable interest rates
Advantages	No interest rate increase during periods of rising market interest rates	Interest burden can be reduced during periods of falling market interest rates	It is an intermediate form between fixed and variable interest rates and can be operated according to the financial consumer's financial plan.
Disadvantages	It is disadvantageous in comparison with variable interest rates as there is no effect of interest rate reduction during periods of falling market interest rates.

Interest burden increases during periods of rising market interest rates.

※ In order to limit interest increases during periods of rising interest rates, there are also products that have the upper limit level of interest rates set in advance.

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Factors determining (fluctuating) loan interest rates
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The loan interest rate is determined by reflecting various ____ and target profit rates (margins) in the savings bank's financing interest rate.
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The loan interest rate is generally expressed as the sum of the loan base rate and the additional rate to clearly indicate the basis for change.

Loan Base Rate	Additional Rate (or Spread)				= Final Interest Rate
	Risk Premium	Costs such as risk management expenses	Target Profit Rate	⊕⊖ Discretionary Interest Rate for Addition/Subtraction

The loan base rate refers to the interest rate that serves as the basis for changes in the loan rate of variable interest rate loans, and savings banks use published interest rates such as COFIX financial bond and CD interest rates as the loan base rate.

The additional rate (or spread) refers to the interest rate that a savings bank voluntarily adds to the loan base rate by considering the costs incurred in processing the loan and is composed as follows.

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Risk premium: The difference between the actual funding rate of a savings bank and the loan base rate, etc.
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Cost factors: Expected loss costs depending on customer credit rating and type of collateral, business operating costs (labor costs: computer processing costs), taxes (education tax, etc.) and quasi-tax charges (guarantee agency contribution fees, etc.), etc.
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Target profit rate: Rate of return set by a savings bank
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Discretionary interest rate for addition/subtraction adjustment: Reduction interest rate for ancillary transactions (salary account, account opening: card performance, deposit receipt performance, etc.), discretionary adjustment interest rate, etc.

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The determined loan interest rate remains the same until the loan maturity date, except for items separately determined by individual agreement (base rate for variable rate loans, ancillary transaction reduction interest rates based on transaction performance, etc.).
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In the event that the loan conditions are changed, such as extension of the maturity period or change of the borrower, the loan interest rate may change depending on the cost factor at the time of change, margin, and adjustment interest rate.
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Loan Repayment Method
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Characteristics per repayment method

Equal Repayment of Loan Principal and Interest	Equal Repayment of Loan Principal	Lump-sum Repayment at Maturity Date

“A method of repaying the sum of loan principal and interest in the same amount every month”	“A method of repaying the loan principal in the same amount every month”	“A method in which only interest is charged without repayment of the loan principal during the agreement period”
▶ The total monthly repayment amount is the same, and the repayment portion of the loan principal gradually increases.	▶ Interest is calculated on the remaining loan principal, lowering the monthly repayment amount.	▶ Since the entire loan principal must be repaid at the maturity date, the repayment burden may increase.

▶ There is an immediate installment repayment method in which the principal is repaid immediately, and a deferred installment repayment method in which the principal is repaid after only paying interest for a certain period of time.

▶ There is an immediate installment repayment method in which the principal is repaid immediately, and a deferred installment repayment method in which the principal is repaid after only paying interest for a certain period of time.

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Repayment amount interest rate period according to repayment method
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Even if a loan is taken out with the same interest rate and limit, the total amount of principal and interest to be paid until maturity date may vary depending on the repayment method.
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Example of principal and interest burden by repayment method (in the event that KRW 100 million is loaned at 5% per annum with a loan period of 5 years)

※ This is a simple calculation example to help understanding, and the actual payment principal and interest may vary depending on the interest rate application method, repayment cycle, etc.

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In the event that equal repayment of principal and interest is selected

Loan Period	Principal (in KRW)	Interest (in KRW)	Repayment Amount (in KRW)	Remaining Loan Amount (in KRW)
Year 1	18.1 million	5 million	23.1 million	81.9 million
Year 2	19 million	4.1 million	23.1 million	62.9 million
Year 3	19.95 million	3.15 million	23.1 million	42.95 million
Year 4	20.95 million	2.15 million	23.1 million	22 million
Year 5	22 million	1.1 million	23.1 million	0
Total	100 million	15.5 million	115.5 million	-

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In the event that equal repayment of principal is selected

Loan Period	Principal (in KRW)	Interest (in KRW)	Repayment Amount (in KRW)	Remaining Loan Amount (in KRW)
Year 1	20 million	5 million	25 million	80 million
Year 2	20 million	4 million	24 million	60 million
Year 3	20 million	3 million	23 million	40 million
Year 4	20 million	2 million	22 million	20 million
Year 5	20 million	1 million	21 million	0
Total	100 million	15 million	115 million	-

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In the event that lump-sum repayment at maturity date is selected

Loan Period	Principal (in KRW)	Interest (in KRW)	Repayment Amount (in KRW)	Remaining Loan Amount (in KRW)
Year 1	0	5 million	5 million	100 million
Year 2	0	5 million	5 million	100 million
Year 3	0	5 million	5 million	100 million
Year 4	0	5 million	5 million	100 million
Year 5	100 million	5 million	105 million	0
Total	100 million	25 million	125 million	-

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Repayment burden of principal and interest per repayment

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Repayment burden of deferred installment repayment method: Once the deferral period expires, it may be difficult to extend the deferral period, and the repayment burden may increase as installment repayment begins and the principal must be repaid along with interest.

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Repayment burden of lump-sum repayment at maturity date: In the event of products for lump-sum repayment at maturity date, the principal must be repaid all at once when the loan matures, and the maturity date may not be extended.

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Matters in Relation to Establishing Security Interest

※ Since the provision of collateral is an important legal act that may result in loss of your property, please be sure to carefully check the contents of the separate mortgage lien (pledge right) set-up agreement.

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If collateral is provided in connection with a loan, the savings bank may place a security interest (mortgage lien, pledge right, etc.) on the provided collateral to preserve the claim.

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Establishing security interest: Representative security interest and loan products established in connection with the loan agreement are as follows.

Security Interest	Target Loan Product	Target Collateral	Procedure for Establishing Securing Rights
Mortgage lien	Real estate collateral loan	Real estate provided as collateral	▶ Registration of mortgage on collateralized real estate
Pledge right	Deposit-secured loan	Savings deposits provided as collateral	▶ Establishing pledge right on savings deposits

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Changes in rights due to execution and execution of security interest

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If the debt is not repaid even though the loan repayment period has arrived or the benefit of the period has been lost, the savings bank may dispose of collateral in accordance with legal procedures to cover the debt repayment. In this case, the collateral provider loses ownership of the collateral.

Established Security Interest	Example of Loan Product	Execution of Security Interest
Mortgage lien	Real estate collateral loan	▶ After auctioning (selling and exchanging for money) the collateral in accordance with the Civil Execution Act, the auction proceeds are repaid with priority over other creditors.
Pledge right	Deposit-secured loan	▶ Savings banks cancel target savings deposits to make up for repayment of loans.

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Disadvantages Due to Payment of Overdue Principal and Interest

A. Burden of Overdue Interest

◈ The overdue interest rate is applied as [agreed interest rate + additional rate for overdue payments].

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The maximum additional rate for overdue payments is 3% per annum, and can be differentiated depending on the overdue period or applied as a single interest rate.
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The maximum overdue interest rate is (12.37)% per annum.

◈ When you as the customer must have to pay overdue interest

① In the event that payment is not made on the date agreed to pay interest

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Overdue interest is applied to the agreed interest to be paid for one month from the day after the date on which interest is due to be paid. When one month lapses, the overdue interest is lost, so you as the customer must pay overdue interest, which is the loan principal multiplied by the overdue interest rate.

② In the event that the principal is not repaid on the agreed date

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You as the customer must pay overdue interest on the loan principal from the day after the principal is due to be repaid.

③ In the event the installment repayment amount is not repaid on the date scheduled for repayment

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From the day after the date on which the installment repayment must be repaid, if the overdue interest on the relevant installment repayment is delayed more than two times (three times in the case of a residential mortgage loan) in succession, you as the customer must pay overdue interest on the loan principal balance due to loss of the benefit of the period.

④ In the event of falling under the obligation to repay debt before the deadline set in Article 7 of the Basic Terms and Conditions of Credit Transactions

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When the benefit of the period is lost, you as the customer must pay overdue interest on the loan principal from the next day.

⑤ In the event that a limit transaction loan in the form of a bankbook loan is not paid at least part of the interest due to insufficient loan limit amount

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When there is a delay of one month from the date of interest payment, or when the benefit of the period is lost due to the reason for debt repayment obligation before the loan deadline stipulated in Article 7 of the Basic Terms and Conditions of Credit Transactions (for residential use), you as the customer must pay overdue interest based on the overdue interest rate on the intraday highest balance from the next day.

※ Please note that in the event that an overdue interest rate is applied due to overdue interest payments, the overdue interest rate will be applied to the loan balance until the overdue interest is paid in full, even if the overdue interest is partially paid.

B. Other Disadvantages

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In the event that the loan principal and interest are overdue for more than 5 business days, short-term delinquency information may be provided to the credit information company and financial transactions may be restricted (credit card suspension, etc.), and disadvantages such as lower personal credit scores and subsequent interest rate increases may occur. Even if short-term delinquency information is removed by repaying the loan principal and interest after such information is registered, your personal credit score may not recover for a certain period of time.
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To the extent that the loan principal and interest are overdue for more than 3 months, the 3-month anniversary is considered the date of occurrence of the reason for registration, and delinquent information is registered in accordance with the General Credit Information Management Regulations within 7 business days from that date.
▪
The standards for registering delinquent information may change due to the revision of the General Credit Information Management Regulations, and in this case, delinquent information will be registered according to the changed standards.
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In the event that the reason for registration is canceled by repaying the overdue amount after long-term delinquency information is registered, the record of cancellation may remain for up to one year depending on the registration period and amount. Please be aware that this record may cause financial inconveniences (limitations on new or extension of loans, lower credit score, etc.).
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Rights of Financial Consumers

A. Right to Withdraw Subscription

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General financial consumers can withdraw their subscription to a loan agreement within 14 days from the date of the agreement execution, receipt date of the agreement documents, or receipt date of loan payments. (However, once the right of withdrawal is exercised and becomes effective, it cannot be cancelled.)
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To withdraw a subscription, you as the customer must express an intention to withdraw the subscription to the savings bank through an operation branch, internet banking, smart banking, etc. The loan amount already received, interest thereon, stamp duty paid by the savings bank to a third party in relation to the loan, mortgage lien set-up costs, etc. must be returned.
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In the event that you as the customer exercise the right to withdraw from a loan agreement, the early repayment fee will be waived, and information related to the loan will be deleted within 5 business days.
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In the event that you as the customer abuse the right to withdraw a loan agreement, thereby withdrawing a loan agreement with the relevant savings bank more than twice within the past month, you as the customer may be subject to disadvantages such as rejection of new loans or maturity date extensions, reduction of loan limits, or restrictions on preferential interest rates.

B. Right to Cancel Illegal Agreement

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In the event that a financial company enters into a loan agreement in violation of the following obligations under the Act on the Protection of Financial Consumers, the financial consumer may cancel the agreement without imposing any penalty or other fees.
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In the event of recommending the execution of a loan agreement that is deemed unsuitable (violation of Article 17 (3) of the Act)
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In the event that the loan product is not appropriate where the fact is not reported or confirmed (violation of Article 18 (2) of the Act)
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In the event of failure to fulfill the obligation to explain (violation of Article 19 (1) and (3) of the Act)
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In the event of unfair business practices (violation of Article 20 (1) of the Act)
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In the event of unfair solicitation (violation of Article 21 of the Act)
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In order to exercise the right to cancel an illegal agreement, a financial consumer must request the cancellation of the agreement in writing (mail, e-mail, text message, etc.) within a period of one year from the date of knowledge of the violation of the law and within five years from the date of executing the agreement.

C. Right to Request an Interest Rate Reduction

Target eligible for the right to request an interest rate reduction ■ Yes □ No

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The right to request an interest rate reduction (Article 14-2 of the Savings Bank Act) refers to the right of a financial consumer to request a reduction in the interest rate to which he or she is subject to if it is judged that his/her credit condition has improved (improvement of financial condition, improvement of corporate bond rating or personal credit score, provision of additional collateral, improvement of transaction performance, resolution of delinquency history, etc.)
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The right to request an interest rate reduction can be applied for (there is no limit on the time or number of applications) through an operation branch visit or non-face-to-face channels (internet banking, mobile banking, call center, etc.) and savings banks may require customers who request the interest rate reduction to submit the necessary data to confirm the improvement of their credit status.

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In the event that the customer's request for an interest rate reduction is requested for a product where the improvement in credit condition is slight or the credit condition does not affect the interest rate, the customer's request for an interest rate reduction may not be accepted.

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Within 10 business days from the date of receiving the request for the interest rate reduction (the period from the date the customer is asked to supplement the data to the date the data is submitted is not included), the savings bank will notify you as the customer of the acceptance of the interest rate reduction request and the reason for it.

D. Right to Request Data Browsing

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Financial consumers may request the savings bank to browse data for the purpose of redress of rights, such as dispute resolution or litigation pursuant to Article 36 under the Act of the Protection of Financial Consumers.
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In this event, a request document for browsing must be submitted and the purpose, scope and method of browsing must be written.
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The savings bank must make the data available for browsing within 8 days from the date of request, and if there is a justifiable reason for not being able to view it, the financial consumer may notify the reason and postpone the browsing, and if the reason expires, the bank must allow the user to browse the data without delay.

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Loan Agreement Period and Matters Related to Extensions
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In the event that the loan agreement period is too short, you as the customer may not have sufficient time to prepare for loan repayments, and in the event that it is too long, you as the customer may incur additional fees such as unnecessary interest costs and fees for early repayments.

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Matters related to extension of the loan agreement period
▪
In the event that financial condition deteriorates or delinquency occurs, the extension of the loan agreement period may be rejected or the limit may be reduced.
▪
In the event of loans made to customers who meet certain qualifications, the deadline may be extended only if the qualifications are maintained.

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Other Precautions and Instructions
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Impact of loan agreement on credit [limited to individual business loans]
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Personal (credit) information inquiry does not affect the customer’s personal credit score.
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On average, credit extensions in financial sectors (or types) with high delinquency rates may result in a greater decline in credit scores than in other financial sectors or general types of credit extensions.
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Your personal credit score can be lowered only by executing a loan agreement, and even if the loan agreement is cancelled through repayment or an equivalent method, it can affect the calculation of personal credit score for a certain period of time.
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If personal credit score falls, you as the customer may experience disadvantages in using loans and credit card products.
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Interest payment method
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You as the customer must set an interest payment date and pay the interest at regular intervals (monthly).
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In the event that the interest payment method is automatic transfer, to the extent that the entire payment amount cannot be transferred on the interest payment date (payment date of loan principal, interest, etc. if installment repayment is selected) due to reasons such as insufficient balance, you as the customer can withdraw the unpaid amount (including delay compensation) on the withdrawal date determined by the savings bank after the payment designation date to cover the loan principal and interest.

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Precautions related to misappropriation of funds other than their intended purpose
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Misappropriation of funds refers to cases where funds are not used for corporate activities but are used for purposes unrelated to business activities, such as housing purchase funds, or when facility funds and working capitals are diverted.
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If the funds are used for purposes other than their intended purpose, the amount must be repaid immediately, and new loans may be restricted.
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B2B-related loans (account receivable collateral loans, etc.)
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If the purchasing company pays the selling company more than 60 days from the date of receiving the goods, objects, etc., the selling company may request the purchasing company to pay overdue interest (loan interest or discount fee) for the excess period in accordance with the Act on Promotion of Mutually Beneficial Cooperation between Large Enterprises and Small and Medium Enterprises and the Fair Transactions in Subcontracting Act.
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In the event that the purchasing company does not pay overdue interest, it can be reported through the Small and Medium Enterprise Consignment Transaction Comprehensive Portal (http://smes.go.kr/poll).
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Application for notification of reasons for loan rejection
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Would you as the customer like to be notified of the reason if your loan application is disapproved as a result of the savings bank review? However, if the loan is rejected for reasons other than the Credit Information Act (delinquency, bankruptcy, personal debt rehabilitation, etc.), the reason for rejection will not be notified.

□ Yes ☑ No

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Application for change of order of debt settlement allowance

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If the borrower wishes to repay the principal amount on a loan for which the benefit of the term has been lost due to delinquency, he or she can visit an operation branch and apply for a change of debt settlement allowance.

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(Before applying for change) Repayment in the order of costs, interest, and principal → (After applying for change) Repayment in the order of costs, principal, and interest

※ After changing the order of debt settlement allowance, the re-change in the order of costs, principal, and interest is possible only when there is an explicit expression of intention from the savings bank or when it is possible to reinstate the benefits of the period by repaying the amount of overdue amount (interest and principal) in full, and you as the customer must visit an operation branch office to apply for a re-change in the order of debt settlement allowance.

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Debt adjustment support
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The debtor can apply for debt adjustment if he or she meets the requirements set by the savings bank.
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The savings bank decides whether to support debt adjustment and how to adjust the debt (deferred principal repayment, maturity extension, etc.) through an internal examination, and notifies the debtor of the result.

※ For specific debt adjustment application methods, procedures, and effects, please contact the person in charge of the savings bank.

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Check Whether Important Matters Are Notified Before Executing Loan Agreement

(1)

The use of business loans for purposes unrelated to business activities, such as funds for purchasing a house, is restricted, and violators will not only be required to repay the loan immediately but may also be restricted from taking out new loans in the future. Have you checked this matter?

⇨ ☑ Yes □ No
(2)

In the event that you as the customer repay the agreed loan amount early within 3 years from the date the loan agreement was established, an early repayment fee may be charged. Have you received any relevant explanation from the savings bank employee?

⇨ ☑ Yes □ No
(3)

If the debt is not repaid even though the loan repayment period has arrived, or the benefit of the period has been lost, the savings bank may dispose of the collateral and use it to repay the loan, and in this case, you as the customer may lose ownership of the collateral. Would you apply for this product despite these risks?

⇨ ☑ Yes □ No

※ Please be sure to confirm following information before signing the agreement and sign (seal) it.

◉
I confirm that I have received a sufficient explanation and understood the main contents of the loan transaction, the costs responsible by the customer, and the rights of a financial consumer, including the above, by consulting with the employee of the savings bank in making a loan transaction with SBI Savings Bank.

Customer Confirmed On: December 1, 2023 Glam Co., Ltd. (Signature/Sealed)

If a financial consumer has a grievance (complaint) after applying for a product, he or she can contact the call center (1566-2000) or the Internet website (http://www.sbisb.co.kr). If a dispute occurs, you can ask for help from the Financial Supervisory Service (by calling ☏1332 without an area code).

※ [Appendix] Guide to Related Terminology for Explaining the Loan Product

Terminology	Explanation
Individual Transaction	It refers to a transaction in which the loan amount agreed upon between the customer and the savings bank is paid all at once on the date of the loan execution.
Loan Limit Transaction

It refers to a transaction in which the customer pays the amount desired by the customer at any time during the loan period within the range of the loan amount agreed upon between the customer and the savings bank.

Seizure

It refers to a court action that prohibits the disposal (sale, transfer, etc.) of the debtor's specific property, and is used by the creditor to convert the debtor's property into money to cover debt repayment.

Compulsory Execution	It refers to a measure taken by the court to compulsorily convert a debtor's specific assets into money for the purpose of repaying the creditor's debt.
Security Interest

This refers to the right to convert the collateral provided by the grantor (collateral owner) into money if the debtor does not fulfill the obligation on the payment due date, such as a mortgage lien or pledge right.

Mortgage Lien

If the debtor does not fulfill the obligation on the payment due date, the creditor has the right to receive payment preferentially by selling (auctioning) the collateral provided by the grantor (collateral owner). This is generally used when the collateral is real estate.

Even if a mortgage lien is established, the grantor (collateral owner) can take possession of the collateral without losing ownership of it, but if the creditor sells (auctions) the ownership, the collateral owner loses ownership.

Pledge Right

If the debtor does not fulfill the obligation on the payment due date, the creditor has the right to directly claim the collateral provided by the grantor (collateral owner) and receive priority repayment. Generally, collateral is a movable property or a right (deposits, savings, bonds, etc.) used in this case.

Even if a pledge right is established, the grantor (collateral owner) does not lose ownership, but if the creditor takes possession of the collateral and the creditor makes a claim, the collateral owner loses ownership.

Collateral Transfer

It refers to an agreement that transfers ownership of collateral owned by the grantor (collateral owner) to the creditor for the purpose of providing collateral for the debtor's secured loan.

If the debtor fulfills the obligation within the payment due date, the ownership of the collateral is restored, but if the debtor does not fulfil the obligation, the creditor retains possession of the collateral.

Collateral Trust

It refers to one of the forms of secured loans in which a grantor (owner) trusts (transfers ownership) the property to a trustee (trust company), receives a beneficiary certificate from the trustee (trust company), and provides it as collateral to obtain a loan.

If the debtor fulfills the obligation within the payment due date, the trust contract is canceled, and the grantor recovers ownership of the trust property. However, if the debtor does not fulfill the obligation, the trustee sells (public auctions) the trust property and uses it to repay the debt to the creditor.

Terminology	Explanation
Subrogation Settlement

It refers to an act in which a third party repays the debtor's debt on behalf of the debtor, and the third party (subrogation performer) who made the repayment on behalf of the debtor acquires the right to indemnification (the right to demand repayment of the debt from the debtor on behalf of the existing creditor) against the debtor.

Debt Assumption

It refers to an agreement that transfers the debt from the existing debtor (old debtor) to a third party (new debtor) while maintaining the identity of the debt.

Generally, it is used when a debtor who has received a secured loan sells the collateral to a third party (buyer) and also wants to transfer the secured loan to the third party (buyer).

Debt Transfer

It refers to an agreement to transfer a claim from an existing creditor (old creditor) to a third party (new creditor) while maintaining the identity of the claim.

A typical example is the form in which a debtor, who is a lessee, transfers (provides as collateral) the rental deposit return claim held by the lessor (old creditor) to a savings bank (new creditor) and receives a loan.

Benefit (Loss) of the Period

It refers to the benefits that the parties receive as a result of the existence of a period in the contents of the agreement. According to the loan transaction agreement, the debtor can use the loan amount without repaying it until the agreed loan period, so there is a benefit of the period.

However, if a reason specified in the basic terms and conditions of credit transactions occurs, the creditor (savings bank) may make the debtor lose the benefit of the period, and if the benefit of the period is lost, the debtor will be liable for overdue interest on the loan principal.

Credit Information

It is a concept that collectively refers to personal identification information (name, resident registration number, etc.), credit transaction information (loan information, etc.), credit rating information (delinquency information, etc.), credit capability information (financial information, etc.), and public information (delinquency information, etc.).

Credit Rating

It refers to an indicator that a personal credit rating company (CB company) quantifies credit rating from 1 to 1000 points based on credit information about an individual.

When evaluating a loan, financial institutions use credit scores as a criterion for the borrower's ability to repay.

Loan-To-Value (LTV)

It refers to the ratio of the loan amount to the collateral value.

The collateral recognition ratio standards are set by financial authorities or savings banks' internal regulations for each type of collateral and are used when calculating the loanable amount.

Debt-To-Income (DTI)

It refers to the ratio of debt* to annual income.

* Residential mortgage loans are calculated as annual principal and interest repayments, and other debts are calculated as annual interest repayments

The debt-to-income ratio standard is set by the financial authorities and is applied when a household loan is received using a house located in a specific area (speculative area, etc.) as collateral.

Debt-Service-Ratio (DSR)

It refers to the ratio of debt* to annual income.

* Principal and interest repayment amount of all loans

The debt-service-ratio standard is set by the financial authorities and is calculated when receiving a household loan.

Rental Deposit Right

It refers to the right of a lessee to use and profit from real estate owned by the lessor during the period of the lease after paying the deposit to the lessor, and to receive payment preferentially over other creditors.

Credit Loan (□ Extension of Loan Period, □ Change of Conditions) Application Form

SBI Savings Bank (Front)

I hereby apply to change the transaction conditions (including replacement and exemption of joint guarantors) of the following credit loan borrowed from your savings bank as follows.

1.
Credit loan details whose conditions you wish to change

Borrowing Date	Credit Loan Item	Credit Loan Limit (in KRW)	Agreement Date	Applicable Interest Rate (%)	Remarks (Account Number, Guarantee Details, etc.)
12/5/2019	General fund loan	920,000,000	12/5/2023	6.84	02829712131337

1.
Changes in conditions (including replacement/exemption of guarantors), application details for extension of period

Classification	Before Change	After Change
Date of agreement	12/5/2024	12/5/2024
Interest rate fluctuation cycle	6	6
Applicable interest rate	6.84	9.37
Repayment method	Lump-sum repayment at maturity date	Lump-sum repayment at maturity date
Interest payment period and method	Payment made every month on the loan date	Payment made every month on the loan date
Change of guarantor(s) and collateral
Others
Reason for Change: Extension of maturity date

December 1, 2023

Entity Glam Co., Ltd.

Address G-Smart Co., Ltd., 298-42 Cheongbukjungang-ro, Cheongbuk-eup, Pyeongtaek-si, Gyeonggi-do, Korea

Collateral Provider /s/ Lee Ho-Joon

Address #2201, Building 265, 135 Olympic-ro, Songpa-gu, Seoul (Jamsil-dong, Richant)

Collateral Provider __________________________________________________________________________________

Address __________________________________________________________________________________

Collateral Provider __________________________________________________________________________________

Address __________________________________________________________________________________

(Note) 1. If the applicable interest rate changes due to extension of the loan agreement period, the details of the interest rate change must also be included in the change in conditions.

2. If the change in conditions involves replacement (exemption) of the guarantor, both the new and old joint guarantors must sign (seal), but write “new” or “old” in front of the joint guarantor so that the new and old joint guarantors can be distinguished. In this case, “Exemption” in the After-Change column must be written.

3. In the case of replacement (exemption) of the guarantor, the type of guarantee, coverage limit, etc. must be entered in the Remarks column of the loan details for which you wish to change the conditions. In the case of adding a guarantor, “Addition of guarantor” must be written in the Reason-for-Change column.

4. Changes in conditions of loan limit transactions must be operated through an additional agreement (for change in loan limit transaction conditions).

SBI Savings Bank